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                                                                   Exhibit 5
                                                                   ---------
                                             Internal Revenue Service Letter


INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-000
                                            Employer Identification Number:
Date:      May 10, 1996                                    54-1394360
                                            File Folder Number:
                                                    521033674
NVR, INC.                            Person to Contact
7601 LEWINSVILLE ROAD                       EP/EO CUSTOMER SERVICE UNIT
MCLEAN, VA  22102                    Contact Telephone Number:
                                                  (410) 962-6058
                                            Plan Name:
                                             PROFIT SHARING PLAN OF NVR AND
                                             AFFILIATED COMPANIES
                                            Plan Number:  001


Dear Applicant:

       We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

       This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

       This determination expresses an opinion on whether the amendment(s), in and of itself, affects the continued qualified status of the plan under Code section 401 and the exempt status of the related trust under section 501(a). It is not an opinion on the qualification of the plan as a whole and the exempt status of the related trust as a whole.

       This determination letter is applicable for the amendment(s) adopted on November 13, 1995.

       This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

       This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

       We have sent a copy of this letter to your representative as indicated in the power of attorney.
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NVR, INC.




       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                        Sincerely yours,

                                                        /s/ Paul Harrington
                                                        -------------------
                                                        Paul Harrington
                                                        District Director

Enclosures:
Publication 794